Exhibit 99.1
CHESAPEAKE ENERGY CORPORATION

OFFER FOR ANY AND ALL OUTSTANDING 8.00% SENIOR NOTES DUE 2026 IN EXCHANGE FOR 8.00% SENIOR NOTES DUE 2026 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) PURSUANT TO THE PROSPECTUS DATED , 2020

THE EXCHANGE OFFERS (AS DEFINED BELOW) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ___________, 2020, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION (THE “EXPIRATION DATE”). TENDERS OF EXCHANGE NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

_______________, 2020
To Brokers, Dealers, Commercial Banks,
Trust Companies and other Nominees:
Chesapeake Energy Corporation (the “Company”) is offering to exchange (the “Exchange Offer”) $45,861,000 aggregate principal amount of its 8.00% Senior Notes due 2026 (the “Exchange Notes”), the issuance of which has been registered under the Securities Act of 1933, as amended, for a like principal amount of its 8.00% Senior Notes due 2026 (the “Outstanding Notes”) upon the terms and subject to the conditions set forth in the Prospectus dated , 2020 (the “Prospectus”) and in the related Letter of Transmittal and the instructions thereto (the “Letter of Transmittal”). Capitalized terms used herein but not defined herein shall have the same meanings given to them in the Prospectus.
Enclosed herewith are copies of the following documents:
1. The Prospectus;
2. The Letter of Transmittal for your use and for the information of our clients, including an Internal Revenue Service Form W-9 for collection of information relating to backup federal income tax withholding; and
3. A form of letter which may be sent to your clients for whose account you hold the Outstanding Notes in your name or in the name of a nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer.

PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON           , 2020, UNLESS EXTENDED OR EARLIER TERMINATED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.
The Company has not retained any dealer-manager in connection with the Exchange Offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the Exchange Agent, for soliciting tenders of the Outstanding Notes pursuant to the Exchange Offer.
Additional copies of the enclosed materials may be obtained by contacting the Exchange Agent as provided in the enclosed Letter of Transmittal.

Very truly yours,
Chesapeake Energy Corporation

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER NOT CONTAINED IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

2